Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163553, 333-129620, 333-204211, and 333-254721) and Registration Statements on Form S-3 (Nos. 333-208091, 333-255373, and 333-282266) of CPS Technologies Corp. (the “Company”) of our report dated March 17, 2025 relating to the financial statements of the Company, appearing in this Annual Report on Form 10-K of CPS Technologies Corp. for the year ended December 28, 2024.

/s/ PKF O’Connor Davies, LLP

Boston, Massachusetts

   March 17, 2025